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                                                                    EXHIBIT 23.5

                       [Dain Rauscher Wessels Letterhead]

                                         February 10, 1999

The Board of Directors
Petroleum Heat & Power Co., Inc.
Clearwater House
2187 Atlantic Street
Stamford, CT 06904-1457

Re: Form S-4 Registration Statement of Star Gas Partners, L.P. relating to the proposed acquisition by Star Gas Partners, L.P. of Petroleum Heat and Power Co., Inc.

Lady and Gentlemen:

  Reference is made to our opinion letter dated February 10, 1999 with respect to the fairness from a financial point of view to the non-affiliate, public holders of Class A common stock and Class C common stock of Petroleum Heat & Power Co., Inc., a Minnesota corporation ("Petro"), of the terms of the proposed merger as set forth in the Amended and Restated Agreement and Plan of Merger, anticipated to be executed in February 1999, by and among Petro; Star Gas Propane, L.P. (the "Operating Partnership"), a Delaware limited partnership and wholly-owned subsidiary of Star Gas Partners, L.P., a Delaware limited partnership; and a wholly-owned indirect subsidiary of the Operating Partnership.

  The foregoing opinion letter is provided for the information and assistance of the Board of Directors of Petro in connection with its consideration of the transaction contemplated therein and is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement, proxy statement or any other document, except in accordance with our prior written consent. We understand that Petro has determined to include our opinion in the above-referenced Registration Statement.

  In that regard, we hereby consent to the reference to the opinion of Dain Rauscher Wessels, a division of Dain Rauscher Incorporated, under the captions "Summary" and "Special Factors - Opinion of Dain Rauscher Wessels" and to the inclusion of the foregoing opinion in the Proxy Statement/Prospectus included in the above-mentioned Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

                                    Very truly yours,

                                    DAIN RAUSCHER WESSELS

                                    a division of Dain Rauscher Incorporated